CERTIFICATIONS PURSUANT TO SECTION 906

Certification Filed as Exhibit 12(b) to Form N-CSR

CERTIFICATION

I, David R. Odenath, President of Legg Mason Charles Street Trust, Inc. – Batterymarch U.S. Small Capitalization Equity Portfolio a Maryland corporation (the “Corporation”), certify that, to my knowledge:

1. The Corporation’s periodic report on Form N-CSR for the period-end June 30, 2009, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Form N-CSR fairly presents, in all material aspects, the financial condition and results of operations of the Corporation.

/s/ David R. Odenath	September 3, 2009
David R. Odenath	Date
President

Certification Filed as Exhibit 12(b) to Form N-CSR

CERTIFICATION

I, Kaprel Ozsolak, Chief Financial Officer and Treasurer of Legg Mason Charles Street Trust, Inc. – Batterymarch U.S. Small Equity Capitalization Portfolio a Maryland corporation (the “Corporation”), certify that, to my knowledge:

1. The Corporation’s periodic report on Form N-CSR for the period-end June 30, 2009, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Form N-CSR fairly presents, in all material aspects, the financial condition and results of operations of the Corporation.

/s/ Kaprel Ozsolak	September 3, 2009
Kaprel Ozsolak	Date
Chief Financial Officer and Treasurer